Exhibit 1.1

15,484,000 Shares

Warrants to Purchase 7,742,000  Shares

ZIOPHARM Oncology, Inc.

Common Stock

($0.001 par value)

UNDERWRITING AGREEMENT

December 4, 2009

JMP Securities LLC
As representative of the several underwriters set forth on
Schedule I attached hereto
600 Montgomery Street, Suite 1100
San Francisco, CA  94111

Ladies and Gentlemen:

ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”), to issue and sell to the several underwriters set forth on Schedule I attached hereto (the “Underwriters”)(i) an aggregate of 15,484,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) warrants (in the form attached hereto as Exhibit E, the “Warrants”) to purchase up to an aggregate of 7,742,000 shares of Common Stock in units (each a “Unit”) consisting of (A) one share of Common Stock and (B) one Warrant to purchase 0.50 of a share of Common Stock.  The aggregate of 15,484,000 shares of Common Stock so proposed to be sold is hereinafter referred to as the “Shares” and the number of shares of Common Stock issuable upon exercise of the Warrants is hereinafter referred to as the “Warrant Shares.”  The Warrant Shares, together with the Shares and the Warrants, are referred to herein as the “Securities.”  The Securities are more fully described in the Registration Statement (as defined herein).  This is to confirm the agreement between the Company and JMP Securities LLC, as representative (the “Representative”) of the several Underwriters concerning the offering, issuance and sale of the Units.

1.           Sale, Purchase, Delivery and Payment for the Units

.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

(a)           The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $2.9326 per Unit, the number of Units set forth opposite the name of such Underwriter under the column "Number of Units to be Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with Section 10 hereof (the “Offering”).

(b)           Payment of the purchase price for, and delivery of, the Units shall be made at a closing (the “Closing”) at the offices of Maslon Edelman Borman & Brand, LLP, counsel for the Company, located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN, at 11:00 A.M., New York time, on December 9, 2009 or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such date of payment and delivery being herein referred to as the “Closing Date”).

(c)           Payment shall be made to the Company by wire transfer of immediately available funds against delivery of the respective Shares and Warrants to the Representative for the respective accounts of the Underwriters.

(d)           The Units shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Closing Date.  The Shares shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company for the account of such Underwriter.  The Warrants shall be delivered by or on behalf of the Company to the Representative in physical, certificated form.

(e)           As additional compensation for services rendered, on the Closing Date, the Company shall issue to the Underwriters warrants to purchase an aggregate number of shares of Common Stock equal to three percent (3.0%) of the Shares sold in the Offering (the “Underwriter Warrants”).  The Underwriter Warrants, which shall be in substantially the form attached hereto as Exhibit E but shall be exercisable, pursuant to cash or cashless exercise, from and after six months following the date of issuance, are included in the term “Warrants” as used herein, and the number of shares of Common Stock issuable upon exercise of the Underwriter Warrants is included in the term “Warrant Shares” as used herein.

2.           Registration Statement and Prospectus

.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-161453) under the Securities Act of 1933, as amended (the “Securities Act”) and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Commission, including a base prospectus relating thereto (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement.  Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  If the Company files an abbreviated registration statement to register additional Units pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement, as amended from time to time.  The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the Units, the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.”  Any preliminary form of Prospectus or prospectus subject to completion which is filed or used in the Offering prior to filing of the Prospectus (including the Base Prospectus as so supplemented) is hereinafter called a “Preliminary Prospectus.”

Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the time the Registration Statement became effective with respect to the Underwriters pursuant to Rule 430B under the Securities Act (the “Effective Time”), the date of the Preliminary Prospectus (if any), or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the Effective Time, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

3.           Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters as follows:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 8).

(b)           Registration Statement.  The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 under the Rules and Regulations within three years of the date hereof.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information with respect to the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.  The Company is currently eligible to use Form S-3 pursuant to General Instruction I.B.1. of Form S-3.

(c)           Compliance with Securities Act Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed Effective Time), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as hereinafter defined), conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriters’ Information.

(d)           Contents of Prospectus.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)           Incorporated Documents.  Each of the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Not an Ineligible Issuer.  (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (B) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(g)           Time of Sale Disclosure Package.  As of the Time of Sale (as defined below), neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.  As used in this paragraph and elsewhere in this Agreement:

(i)     “Time of Sale” means 8:30 A.M. New York time on the date of this Agreement.

(ii)     “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii)     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Units that (1) is required to be filed with the Commission by the Company, or (2) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iv)     “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

(v)     “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(h)           Conflict with Registration Statement.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by the Representative expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(i)           Free Writing Prospectuses.  Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other applicable conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(j)           Distributed Materials.  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials, if any, permitted under the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(q) of this Agreement.

(k)           Financial Statements.  The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (in the case of unaudited interim financial statements, subject to normal year-end adjustments and the exclusion of footnotes); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(l)           Independent Accountants.  To the Company’s knowledge, Caturano and Company, P.C., which has expressed its opinion with respect to the financial statements and schedules filed as a part of, or incorporated by reference in, the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(m)           Organization.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.  Each of the Subsidiaries (as defined below), if any, has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries has full power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect upon the business, prospects, properties, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).

(n)           Absence of Material Changes.   Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any material change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or sale of shares pursuant to any employee stock purchase plan of the Company existing on the date hereof), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries (other than grants of stock options or other equity awards pursuant to any equity incentive plan or employee stock purchase plan of the Company existing on the date hereof), or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”).

(o)           Legal Proceedings.  Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Change.

(p)           Contracts.  There are no statutes or regulations applicable to the Company or contracts or documents to which the Company is a party or which it is aware that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(q)           Due Authorization and Enforceability.  The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Units as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(r)           No Conflict.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, (B) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, except in the case of (A) and (B), to such extent as individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect, or (C) the Company’s certificate of incorporation, as amended and restated (the “Certificate of Incorporation”), or amended and restated bylaws (the “Bylaws”).

(s)           No Consents Required.   Except for the registration of the Securities under the Securities Act and the Exchange Act, including as may be required with respect to the listing of the Shares and Warrant Shares on the NASDAQ Capital Market or as may be required under state securities or blue sky laws in connection with the Offering or as may be required under the rules and regulations of the Financial Industry Regulatory Authority or that would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing with, any court or governmental administrative or regulatory agency or body is required for the execution, delivery and performance of this Agreement by the Company or for the consummation of the transactions contemplated hereby by the Company.

(t)           Capitalization.   All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing or satisfied.  As of the respective times indicated therein, the Company had an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  The capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary of the Company any shares of the capital stock of the Company or any Subsidiary of the Company.

(u)           The Shares, Warrants and Warrant Shares..  The Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and will conform to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.  The Warrants have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally. The Warrant Shares has been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(v)           Preemptive Rights.  Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, any shares of Common Stock pursuant to the Company’s Certificate of Incorporation, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound.

(w)           Registration Rights.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been waived.

(x)           Lock-Up Agreements.  The Company has received and caused to be delivered to the Underwriters copies of the executed Lock-Up Agreements, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”) executed by each person listed on Exhibit B hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(y)           Permits.  The Company and each of its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self regulatory body required for the conduct of its business (collectively, the “Permits”), except where the failure to so hold or noncompliance, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect; all such Permits are valid and in full force and effect except where the failure to be valid or in full force and effect would not reasonably be likely to have a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(z)           Good Title to Property.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them other than Intellectual Property, which is covered by Section 3(aa) hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as (i) are described in the Time of Sale Disclosure Package and in the Prospectus or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of each property by the Company or such Subsidiary.  Any real property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries.

(aa)           Intellectual Property.  Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its Subsidiaries own, possess or can acquire on reasonable terms all Intellectual Property (as defined below) or rights thereto necessary for the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as now conducted, except to the extent such failure to own, possess or acquire such Intellectual Property would not result, individually or in the aggregate, in a Material Adverse Change.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or as would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Change (A) there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company and its Subsidiaries, threatened in writing action, suit, proceeding or claim by others challenging the rights of the Company and its Subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(aa) result in a Material Adverse Change; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company's knowledge, threatened in writing action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (D) there is no pending or, to the Company's knowledge, threatened in writing action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, the Company and its Subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(aa) result in a Material Adverse Change.  To the Company's knowledge, all material technical information developed by and belonging to the Company and its Subsidiaries which has not been patented has been kept confidential or has only been disclosed subject to confidentiality obligations which, to the Company’s knowledge, have not been materially breached.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property that are required to be set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and are not described therein.  The term “Intellectual Property” as used herein means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.

(bb)           No Violation.  Neither the Company nor any of its Subsidiaries is (A) in violation of its respective certificates of incorporation or bylaws or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject except, with respect to clause (B), for any breach or default as would not, individually or in the aggregate, result in a Material Adverse Effect.

(cc)           Taxes.  The Company and its Subsidiaries (A) have timely filed (or requested in good faith an extension to the filing of) all federal, state, local and foreign income and franchise tax returns required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith except, in the case of (A) and (B) to such extent as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

(dd)           Trading Market; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the NASDAQ Capital Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notification that the Commission, the NASDAQ Capital Market or the Financial Industry Regulatory Authority is contemplating terminating such registration or listing.  The Company has complied in all material respects with the applicable requirements of the NASDAQ Capital Market for maintenance of inclusion of the Common Stock thereon.  The Company has filed a listing application with the NASDAQ Capital Market in respect of the Shares and Warrant Shares.

(ee)           Subsidiaries.  Other than the subsidiaries of the Company listed in Schedule IV hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(ff)           Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)           Broker’s Fee.  Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(hh)           Insurance.  The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

(ii)           Investment Company.  The Company is not and, after giving effect to the offering and sale of the Units, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(jj)           Use of Form S-3.  As of the date the Initial Registration Statement was filed and as of the date hereof, the Company satisfied and, as of the Closing Date, the Company will satisfy, the applicable conditions for use of Form S-3, set forth in the General Instructions thereto.

(kk)           Sarbanes-Oxley.  The Company and, to the knowledge of the Company, its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(ll)           Disclosure Controls.  The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective, at the reasonable assurance level, in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company.

(mm)                      No Price Stabilization.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken, directly or indirectly, any action designed to  or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(nn)           No Labor Disputes.  No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Change.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(oo)           Defined Benefit Plans.  Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected.  Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty.  With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (A) a determination letter (or opinion letter, if applicable) has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (B) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period.  Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(pp)           Compliance with Environmental Laws.  The Company and its Subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (A), (B) and (C) of this Section 3(pp) as would not, individually or in the aggregate, have a Material Adverse Effect.

(qq)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Registration Statement, in the Time of Sale Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.

(rr)           Forward-Looking Statements.  No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)           Minute Books.  The minute books of the Company and any of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) from January 1, 2006 through the date of the latest meeting and action have been made available to the Underwriters or counsel for the Underwriters.  All such Corporate Records accurately reflect, in all material respects, all transactions referred to in such Corporate Records.  There are no material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and the Subsidiaries.

(tt)           Foreign Corrupt Practices.  Neither the Company nor, to the Company’s knowledge, any other person associated with or with the authority to act on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments.

(uu)           Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the Time of Sale Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(vv)           Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of the NASDAQ Capital Market and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of the NASDAQ Capital Market.

(ww)                      Shareholder Approval.  No approval of the shareholders of the Company under the rules and regulations of the NASDAQ Capital Market is required for the Company to issue and deliver to the Underwriters the Units.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters  in connection with the Offering shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.           Covenants

.  The Company covenants and agrees with the Underwriters as follows:

(a)           Filing of Prospectuses.  During the period beginning on the date hereof and ending on the later of the Closing Date or such date as the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with the Offering by the Underwriters or any dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement in connection with the Offering (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters or counsel to the Underwriters reasonably objects.

(b)           Filing of Amendments.  After the date of this Agreement, if in connection with the Offering, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c)           Continued Compliance with Securities Laws.  During the Prospectus Delivery Period, the Company will comply as far as it is able with all applicable requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Units as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the good faith opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters (and the Underwriters agree to cease any such use promptly upon such notification) and the Company will use reasonable best efforts to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)           Conflicting Issuer Free Writing Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus in connection with the Offering there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Underwriters (and the Underwriters agree to cease any such use promptly upon such notification) and the Company will amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)           Blue Sky Laws.  The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or jurisdiction.

(f)           Delivery of Copies.  The Company will furnish (which may be satisfied by filing with the Commission’s EDGAR System) to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(g)           Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12 month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h)           Costs and Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, each Statutory Prospectus, the Time of Sale Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, and shipping of the certificates representing the Securities, (iii) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(e), (including the reasonable legal fees and filing fees, and other disbursements of counsel to the Underwriters in connection therewith), and, if reasonably requested by the Underwriters, the preparation and printing and furnishing of copies of any blue sky surveys to the Underwriters, (iv) the fees and expenses of any transfer agent or registrar for the Shares or Warrant Shares, (v) any filings required to be made by the Underwriters or the Company with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection with the FINRA’s review and approval of the Underwriters’ participation in the offering (including all COBRADesk fees), (vi) fees, disbursements and other charges of counsel to the Company, (vii) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares on the NASDAQ Capital Market, (viii) fees and disbursements of the Company’s auditors incurred in delivering the letter(s) described in Sections 5(l) and (m) of this Agreement, (ix) fees, disbursements and other charges of counsel to the Underwriters (in addition to the fees described in clauses (iii) and (v)) and (x) the costs and expenses of the Company and the Underwriters in connection with the marketing of the offering and the sale of the Units to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered in connection with the road show.  Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Underwriters pursuant to this Section 4(h) in an amount in excess of $125,000 in the aggregate without the Company’s prior written consent.  Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated, the Company shall only be obligated to reimburse the Underwriters for their out-of-pocket expenses actually incurred by them in connection with the Offering.

(i)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Units to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(j)           Lock-Up Period.  The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), other than the Company’s sale of the Units hereunder and the issuance of shares pursuant to the exercise of the Warrants, (1) offer for sale; sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or sell or grant any options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock other than (i) the grant of options or other equity based compensation pursuant to plans existing as of the date of this Agreement, and (ii) the issuance of Common Stock upon exercise of options expiring on or before the end of the Lock-Up Period, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks or ownership of Common Stock, regardless of whether such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, the foregoing restriction shall not apply to (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement or (ii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Agreement or pursuant to bona fide employee benefit or purchase plans established during the Lock-Up Period.  If (A) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(j), unless otherwise waived by the Representative in writing, shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representative with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(k)           Lock-Up Agreements.  The Company has caused to be delivered to the Underwriters prior to the execution of this Agreement the Lock-Up Agreements substantially in the form attached as Exhibit A hereto executed by the officers and directors of the Company identified on Exhibit B hereto.

(l)           Stabilization.  The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units in violation of the Rules and Regulations.

(m)           Public Communications.  Before the opening of trading on the NASDAQ Capital Market on the next trading day after the date of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Underwriters disclosing the execution of this Agreement and the transactions contemplated hereby.  Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Subsidiaries, their condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Units (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriters are notified), without the prior consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law or applicable stock exchange.

(n)           Broker’s Fee.  The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(o)           Sarbanes-Oxley.  The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(p)           Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Underwriters represent and agree that, unless they obtain the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(q)           Transfer Agent.  The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares and Warrant Shares.

5.           Conditions of Underwriters’ Obligations

.  The obligations of the Underwriters hereunder are subject to the following conditions (unless waived by the Underwriters):

(a)           Filings with Commission.  If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)).

(b)           Abbreviated Registration Statement.  If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 10:00 P.M., New York time, on the date of this Agreement.

(c)           No Stop Orders.  The Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(d)           No FINRA Objection.  FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(e)           Contents of Registration Statement.  The Underwriters shall not have advised the Company in good faith that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ good faith opinion, is material, or omits to state a fact which, in the Underwriters’ good faith opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(f)           Action Preventing Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body of competent jurisdiction which would, as of the Closing Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Units.

(g)           Objection of Underwriters.  No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Underwriters shall have objected in writing, which objection shall not be unreasonable.

(h)           Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(i)           Absence of Material Change.  Except as contemplated in the Time of Sale Disclosure Package, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries shall have, other than in the ordinary course of business, incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries (other than grants of stock options or other equity awards pursuant to the Company’s equity incentive plan existing on the date hereof), or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any Subsidiary, the effect of which, in any such case described above, in the Representative’s reasonable judgment, makes it impractical or inadvisable to offer or deliver the Units on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(j)           Opinion of Counsel to the Company.  On the Closing Date, there shall have been furnished to the Underwriters, the opinion of Maslon Edelman Borman & Brand, LLP, counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance as is set forth on Exhibit C attached hereto.  Such counsel shall also have furnished to the Underwriters a written statement (“Negative Assurances”), addressed to the Underwriters and dated the Closing Date, in form and substance as set forth in Exhibit D attached hereto.

(k)           Opinion of Counsel to the Underwriters.  On the Closing Date, there shall have been furnished to the Underwriters, such opinion or opinions from Goodwin Procter LLP, counsel for the Underwriters, dated such Closing Date and addressed to the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.  Such counsel shall also have furnished to the Underwriters a written Negative Assurances statement, addressed to the Underwriters and dated the Closing Date.

(l)           Accountant’s Comfort Letter.  On the date hereof, the Underwriters shall have received a letter dated the date hereof (a “Comfort Letter”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and their counsel, from Caturano and Company, P.C., (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(m)           Bring-Down Letter.  At the Closing Date, the Underwriters shall have received from Caturano and Company, P.C. a letter (a “Bring-Down Letter”), dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(n)           Officer’s Certificate.  On the Closing Date, there shall have been furnished to the Underwriters, a certificate, dated such Closing Date and addressed to the Underwriters, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that to their actual knowledge:

(i)     The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)     No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Units for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(o)           Secretary’s Certificate.  On the Closing Date, the Company shall have furnished to the Underwriters a Secretary’s Certificate of the Company.

(p)           Lock-Up Agreements.  Each executive officer and director of the Company identified on Exhibit B hereto shall have entered into Lock-Up Agreements substantially in the form attached as Exhibit A hereto on or prior to the date hereof, and each such Lock-Up Agreement, or a copy thereof, shall have been delivered to the Underwriters and shall be in full force and effect at the Time of Sale.

(q)           Trading Market.  The Shares and Warrant Shares shall have been listed and authorized for trading on the NASDAQ Capital Market, and satisfactory evidence of such actions shall have been provided to the Underwriters, which shall include verbal confirmations from a member of the staff of the NASDAQ Capital Market.

(r)           Other Filings with the Commission.  The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto required to be filed with the Commission.

(s)           Additional Documents.  Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates or documents as the Underwriters shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

6.           Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which such Underwriters may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform their respective obligations hereunder or under law, and shall reimburse the Underwriters promptly upon demand for any documented legal fees or other expenses reasonably incurred by the Underwriters in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise reasonably incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred); provided, however, that with respect to clause (i) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriters, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriters’ Information.

(b)           Indemnification of the Company.  Each of the Underwriters, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or any Issuer Free Writing Prospectus or in any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by the Underwriters, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company promptly upon demand for any documented legal fees or other expenses reasonably incurred by the Company in connection with investigating, or preparing to defend,  or defending against, or appearing as a third party witness in respect of, or otherwise reasonably incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred.

(c)           Notice and Procedures.  Promptly after receipt by an indemnified party under Section 6(a) or 6(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 6(a) or 6(b), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 6(a) or 6(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, the indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 6(a) or the Underwriters in the case of a claim for indemnification under Section 6(b) or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them (which such judgment the indemnified party shall have reasonably concluded in good faith); provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, and the reasonable and documented expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified parties as incurred (in accordance with the provisions of Section 6(a) or 6(b) above, as applicable).

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Contribution; Limitation on Liability.  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 6(a) or 6(b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d).  Notwithstanding the provisions of this Section 6(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Units placed by them and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 6(d) are several in proportion to the total underwriting discounts and commissions received by the Underwriters and not joint.

(e)           Non-Exclusive Remedies.  The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriters within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.           Representations and Agreements to Survive Delivery

.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, or any person controlling any of them and shall survive delivery of and payment for the Units.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution agreements contained in Section 6 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

8.           Information Furnished by Underwriters

.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the statements contained in the third, sixth and ninth through fourteenth paragraphs under the heading “Underwriting” in the Prospectus.

9.           Termination of this Agreement.

(a)           The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Underwriters to the Company, if (i) prior to delivery and payment for the Units (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or in the over the counter market (each, a “Trading Market”), (B) trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Units on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Time of Sale Disclosure Package or incorporated by reference therein, there has been any Material Adverse Change or the Company or any Subsidiary shall have sustained a loss or interference with its business by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in each case which is not described in the Time of Sale Disclosure Package or the Prospectus and is of such character that in the judgment of the Representative would, individually or in the aggregate, result in a Material Adverse Change and which would, in the judgment of the Representative, make it impracticable or inadvisable to proceed with the offering or the delivery of the Units on the terms and in the manner contemplated in this Agreement, the Time of Sale Disclosure Package and the Prospectus, (iii) the Company shall have failed, refused or been unable to comply with the terms or perform any agreement or obligation of this Agreement, other than by reason of a default by the Underwriters, or (iv) any condition of the Underwriters’ obligations hereunder is not fulfilled.  Any such termination shall be without liability of any party to any other party except that the Company will reimburse the Underwriters for all of their out-of-pocket expenses actually incurred by them in connection with the Offering, and that the provisions of Section 6, and Section 14 hereof shall at all times be effective notwithstanding such termination.

(b)           If the Underwriters elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.

10.           Substitution of Underwriters.    If any Underwriter shall default in its obligation to purchase on the Closing Date the Units agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Units on the terms contained herein.  If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Units on such terms.  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Units which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Units that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Units which remains unpurchased exceeds 10% of the aggregate number of all the Units to be purchased at such date, then this Agreement shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the, except as provided in Sections 4(h), 6 and 9.  The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default.  The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

11.           Notices.  All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the Representative:

JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
Attention: Bob Carey
Facsimile No.: 415-835-8982
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Michael D. Maline, Esq.
Facsimile No.: 212-355-3333

(b)           if to the Company shall be delivered or sent by mail, telex or facsimile transmission to ZIOPHARM Oncology, Inc., 1180 Avenue of the Americas, 19th Floor, New York, NY 10036, Attention: Chief Financial Officer (Facsimile No.: 646-214-0711), with a copy (which shall not constitute notice) to: Maslon Edelman Borman & Brand, LLP, counsel for the Company, located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402-4140, Attention:  Alan M. Gilbert, Esq. (Facsimile No.: 612-642-8381).

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) and the indemnities of the Underwriters shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(b).  The term “successors and assigns” as herein used shall not include any purchaser of the Units by reason merely of such purchase.

13.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as the Underwriters in connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Units set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company; and (e) it waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.           Governing Law  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Underwriters each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriters.  The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Underwriters agree that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company or the Underwriters, as applicable, are or may be subject, by suit upon such judgment.

15.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.  Signatures to this Agreement may be delivered by facsimile or electronically in .pdf format.

17.           Entire Agreement, Amendments and Waivers.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

ZIOPHARM ONCOLOGY, INC.

By:	/s/ Jonathan Lewis
Name: Jonathan Lewis, MD, Ph.D.
Title: Chief Executive Officer

Confirmed as of the date first above mentioned:

JMP SECURITIES LLC
Acting on behalf of itself and as Representative
of the several Underwriters set forth on
Schedule I attached hereto

By:	/s/ Robert F. Carey
Name: Robert F. Carey
Managing Director

Schedules and Exhibits

Schedule I:	Underwriters
Schedule II:	Pricing Information
Schedule III:	Issuer Free Writing Prospectuses
Schedule IV:	Subsidiaries
Exhibit A:	Form of Lock-Up Agreement
Exhibit B:	List of Directors and Executive Officers Executing Lock-Up Agreements
Exhibit C:	Matters to be Covered in the Opinion of Corporate Counsel to the Company
Exhibit D:	Form of Written Statement of Corporate Counsel to the Company
Exhibit E:	Form of Warrant

SCHEDULE I

Underwriters

Name of Underwriter	Number of Units to be Purchased from the Company
JMP Securities LLC	8,602,222
Rodman & Renshaw, LLC	6,881,778
Total	15,484,000

SCHEDULE II

Pricing Information

Number of Units to be Sold:  15,484,000

Shares:  15,484,000 shares

Warrants: 7,742,000 shares

Unit:  1 Share and a Warrant to purchase 0.50 of a share of Common Stock

Warrants:  $4.02 exercise price

Public Offering Price: $3.10 per Unit

Underwriting Discount: 5.4%

Estimated Net Proceeds to the Company: $45,408,378.40 (excluding estimated expenses)

SCHEDULE III

Issuer Free Writing Prospectuses

None.

SCHEDULE IV

Subsidiaries

None.

EXHIBIT A

Form of Lock-Up Agreement

JMP Securities LLC
As representative of the several underwriters
600 Montgomery Street, Suite 1100
San Francisco, CA  94111

Re:	Public Offering of Securities

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”) of the several underwriters (the “Underwriters”), propose to enter into the Underwriting Agreement (the “Underwriting Agreement”) with ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of shares of common stock, $0.001 par value per share (the “Common Stock”), warrants and other securities, if applicable, of the Company.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce the Underwriters to enter in to the Underwriting Agreement, the undersigned hereby agrees that for a period (the “Lock-Up Period”) of ninety (90) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such offering, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (1) offer for sale; sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or sell or grant any options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock other than (i) the grant of options or other equity based compensation pursuant to plans existing as of the date of this Lock-Up Agreement, (ii) the disposition of securities to the Company pursuant to a cashless exercise or tax withholding feature contained in an option or other equity award outstanding as of the date of this Lock-Up Agreement, and (iii) the exercise of options and the disposition of Common Stock acquired upon exercise of options expiring on or before the end of the Lock-Up Period, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks or ownership of the Common Stock, regardless of whether such transaction described herein is to be settled by delivery of the Common Stock or other securities, in cash or otherwise; provided, however, the foregoing restriction shall not apply to (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Lock-Up Agreement or (ii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Lock-Up Agreement or pursuant to bona fide employee benefit or purchase plans established during the Lock-Up Period.  Notwithstanding the foregoing restrictions, the undersigned shall be permitted to sell up to an aggregate of 6,000 shares of Common Stock solely for the purpose of facilitating payment of the undersigned’s tax liabilities; provided, however, that no such sale shall occur prior to January 1, 2010.

None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions.

For the purpose of allowing you to comply with FINRA Rule 2711(f)(4), if (a) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (the term “Lock-Up Period” shall be deemed to include any extension pursuant to this paragraph).

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the notice provision in the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Print Name:

Print Title:

Signature: :

EXHIBIT B

List of Directors and Executive Officers
Executing Lock-Up Agreements

Jonathan Lewis
Richard E. Bagley
Murray Brennan
James A. Cannon
Wyche Fowler, Jr.
Gary Fragin
Timothy McInerney
Michael Weiser

B-1

EXHIBIT C

Matters to be Covered in the Opinion

of Corporate Counsel to the Company

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.           The Company is in good standing as a foreign corporation and is duly qualified to do business in the jurisdictions listed opposite its name on a schedule thereto.

3.           The Company has the requisite corporate power and authority necessary to own or lease, as the case may be and operate its properties, to conduct its business as currently being carried on and as it is described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to execute and deliver the Agreement, and to issue, sell and deliver the Units as contemplated by the Agreement.

4.           The Company has the authorized and issued capital stock as set forth in the Time of Sale Disclosure Package and the Prospectus and such capital stock conforms in all material respects as to legal matters to the description thereof contained or incorporated by reference therein.

5.           The Shares have been duly and validly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company to, and paid for by, the Underwriters in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.  The Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Agreement and the Warrants, will be valid and binding. Assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued upon exercise of the Warrants and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

6.           There are no statutory preemptive rights or similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares or Warrant Shares pursuant to the Company’s certificate of incorporation, bylaws, the Delaware General Corporation Law or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound.

7.           Except as set forth in the Registration Statement, in the Time of Sale Disclosure Package or the Prospectus, to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except for rights which have been waived or satisfied.

8.           The Registration Statement has become effective under the Securities Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued by the Commission and no proceeding for that purpose is pending before or, to such counsel’s knowledge, is threatened by the Commission; and all filings required by Rule 424(b) and Rule 430A, 430B or 430C promulgated under the Securities Act have been made in the manner and within the time period required by Rule 424(b).

9.           The Agreement has been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and each constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with the terms thereof, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or law.

10.           The execution and delivery of the Agreement by the Company and the issuance and sale by the Company of the Units and the consummation by the Company of the transactions contemplated by the Agreement to be consummated by the Company do not and will not result in any breach or a default under (nor constitute any event that with notice, lapse of time or both would result in any breach or default under), or conflict with (a) any provisions of the certificate of incorporation or by-laws of the Company, (b) any provision of any material license, permit, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, license, lease, contract or other agreement or instrument, in each case filed as an exhibit to the Company’s most recently filed Annual Report on Form 10-K or subsequently filed as an exhibit to any other report or registration statement, (c) any U.S. federal or state law, regulation or rule that, in such counsel’s experience, is generally applicable to transactions of the nature of those contemplated by the Agreement and is applicable to the Company, or the Delaware General Corporation Law (other than the state securities or blue sky laws and the rules of FINRA governing underwriters compensation, as to which such counsel expresses no opinion), or (d) any decree, judgment or order known to such counsel to be applicable to the Company.

11.           The Company is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

12.           No approval, authorization, consent or order or filing with any U.S. federal, state court or governmental or regulatory agency or body in the United States having jurisdiction over the Company, or approval of the shareholders of the Company, is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by the Agreement, except for such as have been duly obtained or made, including without limitation, registration of the Shares and Warrant Shares under the Securities Act and of the Common Stock under the Exchange Act, or such as may be required under (x) the state securities or blue sky laws of the various states or (y) the bylaws or rules and regulations of FINRA, as to which such counsel expresses no opinion.

13.           To such counsel’s knowledge, there is not pending or threatened in writing any action, suit or proceeding, inquiry or investigation to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body that explicitly places in question the validity or enforceability of, or seeks to enjoin the performance of, the Agreement or which is of a character that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

EXHIBIT D

Form of Written Statement
of Corporate Counsel to the Company

Such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date.  Based on (x) such counsel’s examination of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and the documents incorporated by reference in the Time of Sale Disclosure Package or the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date and (y) such counsel’s investigation made in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and discussions with representatives of the Underwriters, counsel to the Underwriters, the Company’s independent public accountants and certain officers and other representatives of the Company, in which the business and affairs of the Company were discussed, and, although we do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, and we have made no independent check or verification thereof, on the basis of the foregoing we can advise you as a matter of fact and not as an opinion that nothing has come to such counsel’s attention to cause such counsel to believe that:

1.           the Registration Statement or any amendment thereof (including any information omitted from the Registration Statement at the time it became effective but that is deemed to be a part of and included in the Registration Statement pursuant to 430B or 430C), at the Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph);

2.           the Time of Sale Disclosure Package, as of the Time of Sale, and the Statutory Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph); or

3.           the Prospectus, or any amendment or supplement thereto, as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules, and other financial data, included in any of the documents mentioned in this paragraph).

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In addition, we confirm to you that the Registration Statement, as of the Effective Time, the Statutory Prospectus as of the Time of Sale and the Prospectus, as of its date and the date hereof, (except as to the financial statements and schedules, and other financial or statistical data derived therefrom, contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as to which such counsel expresses no opinion), complied as to form and appear on their face to be appropriately responsive in all material respects to the applicable requirements of Form S-3 under the Securities Act and the applicable Rules and Regulations, and the documents incorporated by reference therein (except as to the financial statements and schedules, and other financial or statistical data derived therefrom, contained therein, as to which such counsel expresses no opinion), including any Current Report on Form 8-K filed with the Commission prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, complied as to form and appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder.

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EXHIBIT E

Form of Warrant

ZIOPHARM ONCOLOGY, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. 2009PS1-[ ]	Original Issue Date: [ ], 2009

ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [            ] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [            ] shares of common stock, $0.001 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $[                ] (as adjusted from time to time as provided in Section 8 herein, the “Exercise Price”), at any time and from time to time from on or after the date hereof (the “Trigger Date”) and through and including 5:30 P.M., New York City time, on [                 ], 2014 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is being issued pursuant to that certain Underwriting Agreement, dated as of [                                            ], 2009, by and between the Company and the Representative of the several underwriters identified therein (the “Purchase Agreement”) and pursuant to the Company’s Registration Statement on Form S-3 (SEC File No. 333-161453) (the “Registration Statement”).

1.            Registration of Warrants.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.           Registration of Transfers. Subject to compliance with applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

3.           Exercise and Duration of Warrants.

(a)           Subject to compliance with applicable securities laws, all or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Trigger Date and through and including 5:30 P.M. New York City time on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)           The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price in immediately available funds for the number of Warrant Shares as to which this Warrant is being exercised (or by cashless exercise, if permitted), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

4.           Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued the Warrant Shares issuable upon such exercise, and the Company cause such Warrant Shares to be delivered by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system, or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise.  This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Holder, or any “Person” (which for purposes of this Warrant shall include any individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization or any other entity, government, including any agency or department thereof) permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. To the extent permitted by applicable law, the Company’s obligations to issue and deliver Warrant Shares upon exercise of this Warrant and in accordance with the terms hereof are unconditional, and the Holder shall, subject to the following proviso, have the right to pursue any remedies available to it hereunder, at law or in equity with respect to the Company’s failure to do so; provided, however, that notwithstanding anything to the contrary in this Warrant or in the Purchase Agreement, and except as provided pursuant to Section 4(b), if the Company is for any reason unable to deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof, the Company shall have no obligation to pay to the Holder cash or other consideration or otherwise “net cash settle” this Warrant.

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(b)            If (1) a certificate representing the Warrant Shares is not delivered to the Holder within three (3) Trading Days of the due exercise of this Warrant by the Holder and (2) prior to the time such certificate is received by the Holder, the Holder, or any third party on behalf of the Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Holder as a result of the sale to which such Buy-In relates.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

5.           Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

7.           Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

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8.           Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Fundamental Transactions. If, at any time while this Warrant is outstanding  (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and would result in the shareholders of the Company immediately prior to such tender offer or exchange offer owning less than a majority of the outstanding stock after such tender offer or exchange offer, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above), (v) any transaction where the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Common Stock or (vi) any transaction where any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% aggregate ordinary voting power represented by issued and outstanding Common Stock (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”).  Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the surviving entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant.  The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.  As used herein, “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg Financial Markets determined as of the day of the closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg Financial Markets as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non cash consideration, if any, being offered in the Fundamental Transaction and (iv) a 365 day annualization factor.

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(c)           Certain Issuances of Common Securities. If, any time prior to the four year anniversary of the Original Issue Date of this Warrant, the Company shall (x) sell or issue shares of its Common Stock (other than a dividend or distribution of Common Stock referred to in Section (a) above), (y) issue rights, options or warrants to subscribe for or purchase shares of Common Stock or (z) issue or sell other rights for shares of Common Stock or securities convertible or exchangeable into shares of Common Stock (collectively, any such stock, rights, options or warrants being referred to as “Common Securities”), at a price per share less than the then applicable Exercise Price, then in each such case the Exercise Price in effect immediately prior to the issuance of such Common Securities shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance of the Common Securities by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the Common Securities plus the number of shares of Common Stock which the aggregate consideration received for the issuance of the Common Securities would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of the Common Securities (after giving effect to the full exercise, conversion or exchange, as applicable, of such Common Securities).  The adjustment provided for in this Section (ii) shall be made successively whenever any such Common Securities are issued (provided, however, that, except as provided below, no further adjustments in the Exercise Price shall be made upon the subsequent exercise, conversion or exchange, as applicable of such Common Securities pursuant to the terms of such Common Securities) and shall become effective immediately after such issuance; provided, however, that the Exercise Price shall in no event be adjusted pursuant to this paragraph (c) to amount less than $0.50 per share (which $0.50 amount shall be adjusted appropriately based on any adjustments pursuant to paragraph (a) of this Section).  In determining whether any Common Securities entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Exercise Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such Common Securities, any consideration required to be paid upon the exercise, conversion, or exchange, as applicable, of such Common Securities and the fair market value (as determined in good faith by the Company’s board of directors) of all such consideration (if other than cash).  Upon the expiration or termination of the right to exercise, convert or exchange any Common Securities, any adjustment to the Exercise Price which was made upon the issuance of such Common Securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise, conversion or exchange of such Common Securities and the actual consideration received therefor (as determined herein).  For purposes of this Section 8(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by any subsidiary of the Company. Notwithstanding the foregoing, no adjustment will be made under this Section 8(c) in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock, or stock or securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”), issued by the Company prior to the date hereof; provided, however, that neither the conversion price, exercise price nor number of shares issuable under such Convertible Securities (excluding any Convertible Securities covered by clause (ii) below) is amended, modified or changed after the Original Issuance Date of this Warrant other than pursuant to the provisions of such Convertible Securities as they exist as of such date, (ii) the grant of options, warrants, Common Stock or other Convertible Securities (but not including any amendments to such instruments) to employees, officers, directors of the Company under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, or (iii) the issuance of securities in a transaction described in paragraphs (a) and (b) of this Section (collectively, “Excluded Issuances”).

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(d)           Rights Upon Distribution of Assets. If the Company, at any time while this Warrant is outstanding, shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, evidence of indebtedness, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (excluding those referred to in Section 8(a)) (a “Distribution”), then in each such case the Company shall simultaneously distribute such Distribution pro rata to the Holders of Warrants on the record date or date of effectiveness, as the case may be, fixed for determining the holders of Common Stock entitled to participate in such Distribution, in an amount equal to the amount that each Holder would have been entitled to receive had its Warrants been exercised in full (without regard to any limitations on the exercise of the Warrants) for Warrant Shares immediately prior to the time for determination of the holders of Common Stock entitled to participate in such distribution.

           (e)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) or (c) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f)           Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(g)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

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9.           Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”) is not effective, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Warrant Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

10.           Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the Holder shall not have the right to exercise this Warrant to the extent that, following such exercise, the total number of shares of Common Stock then beneficially owned by the Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, would exceed 9.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 5:30 p.m., New York City time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase will only apply to the Holder and not to any other holder of Warrants.

11.           Purchase Rights.  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

12.           No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, subject to Section 10, the number of Warrant Shares to be issued shall be rounded up to the next whole number.

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13.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such party by two Trading Days’ prior notice to the other party in accordance with this Section 13.

14.           Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.           Miscellaneous.

(a)           The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 15(a), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company, contemporaneously with the giving thereof to the shareholders.

(b)           Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

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(c)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)           Except as otherwise set forth herein, prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ZIOPHARM ONCOLOGY, INC

By:	__________________
Name:
Title:

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SCHEDULE 1

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:           ZIOPHARM Oncology, Inc.

(1)           The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by ZIOPHARM Oncology, Inc. a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)           The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 9

(4)           If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

(6)           By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby, the Holder will not beneficially own in excess of the Maximum Percentage of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 10 of this Warrant to which this notice relates.

Dated:_______________, _____

Name of Holder:

By:
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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SCHEDULE 2

ZIOPHARM ONCOLOGY, INC.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the transferee identified below (the “Transferee”) the right represented by the within Warrant to purchase                          shares of Common Stock of ZIOPHARM Oncology, Inc. (the “Company”) to which the within Warrant relates and appoints                                                  attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: , ___
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Exact Name of Transferee

Address of Transferee

In the presence of:
_______________________________________

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